UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2014, the Board of Directors (the “Board”) of WPX Energy, Inc. (the “Company” or “WPX Energy”) approved a cash severance payment for James J. Bender, who served as the Company’s President and Chief Executive Officer from December 31, 2013 until May 15, 2014. The Company will eliminate Mr. Bender’s current position as Senior Vice President – Special Projects, effective upon the date of his separation from the Company (the “Termination Date”).

Under the severance terms approved by the Board, Mr. Bender will be entitled to a cash payment of $400,000 as of the Termination Date. Mr. Bender will otherwise be entitled to such payments and benefits that are payable upon the termination of his position under pre-existing equity award agreements and executive benefit plans. All incentive compensation paid to Mr. Bender shall remain subject to the Company’s standard recoupment or “clawback” policy, as described in the Company’s most recent proxy statement to stockholders. Mr. Bender’s cash severance payment is conditioned on his execution and delivery of a general release of any claims against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: May 29, 2014